EXHIBIT 10.1


                            NOTE PURCHASE AGREEMENT

     NOTE PURCHASE AGREEMENT (this "Agreement") dated as of______ __, 2003, by and among BION DAIRY CORPORATION, a Colorado corporation ("Dairy"), BION TECHNOLOGIES, INC. a Colorado corporation ("BionTech"), BIONSOIL INC., a Colorado corporation ("BionSoil"), BION ENVIRONMENTAL TECHNOLOGIES, INC., a publicly-held Colorado corporation ("Bion") and the other parties executing signature pages hereto (collectively, the "Purchasers"). Dairy, BionTech and BionSoil are all wholly owned subsidiaries of Bion.

     WHEREAS, in a series of transactions and upon and subject to the terms and conditions hereinafter set forth, Bion and Dairy will use their best efforts raise funds for their operations, and, for such purpose, Dairy desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from Dairy a maximum of $2,065,000 aggregate face amount of 2003 Series A Convertible Promissory Notes (the "Promissory Notes" or "Notes") in the form attached hereto as Exhibit A;

     WHEREAS, these Promissory Notes are part of a multiple series of duly authorized issues of Bion Dairy Corporation 2003 Convertible Promissory Notes in which the conversion prices of the various series may be different from each other, but all of the amounts due under all of the series of the 2003 Convertible Promissory Notes are intended to be secured by the same identical collateral which is to be shared in pari pasu by all of the holders of all of the 2003 Convertible Promissory Notes, irrespective of the dates of issuance of any of the underlying promissory notes and irrespective of the dates of any related lien filings.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the Purchasers and Dairy hereby agree as follows:

1.     The Transaction.

     1.1. Purchase and Sale of the Promissory Notes; Minimum Offering Amount. Subject to the terms and conditions set forth herein, Dairy hereby agrees to issue and sell to the Purchasers, and each Purchaser, hereby agrees to purchase from Dairy, such number of Promissory Notes (as defined below) at the Closing (as such term is defined in Section 2.1 hereof) as is listed on its signature page. Closing will only take place if Purchasers, in the aggregate, agree to purchase a minimum of $1,065,000 in principal amount of Promissory Notes. See paragraphs 1.5 and 2.1 below.

     1.2. Collateral. Bion shall execute and deliver a Pledge Agreement, and Dairy, BionTech, BionSoil and Bion shall each execute and deliver a Security Agreement, all in substantially the forms attached hereto, pursuant to which Bion will pledge all of its stock in Dairy and Centerpoint Corporation ("CPTX") and each of Dairy, BionTech, BionSoil and Bion will pledge all of their right, title and interest in and to their respective and collective intellectual property rights, patents, copyrights, trade secrets and know-how (collectively, "Bion Intellectual Property") as collateral for the repayment of the Promissory Notes; provided, however, that the Purchasers hereby specifically consent to the granting of a security interest in the collateral for the Promissory Notes to the purchasers of additional series of 2003 Convertible Promissory Notes after the date hereof. In connection with the Bion Intellectual Property, Dairy shall be responsible for the costs of:
(a) the 2003 Biobalance license payment, which payment shall be based on a renegotiated license that is acceptable in form and substance to Dairy (unless Dairy elects to make the payment pursuant to the existing Biobalance license),
(b) filings for patent protection in such foreign jurisdictions as shall be mutually agreed to by Bion and Dairy, and (c) normal maintenance of the Intellectual Property. Bion shall be responsible for all other costs related to the Bion Intellectual Property, unless otherwise agreed.

     1.3. Maximum Amount of 2003 Series Debt. The maximum aggregate principal amount of the 2003 Series A Convertible Promissory Notes combined shall not exceed $2,065,000. The aggregate principal amount of all of the various series of 2003 Convertible Promissory Notes shall not exceed $6,000,000.

     1.4. Repayment and Conversion. If the first of the Bion Conditions as set forth at Schedule D to the Promissory Notes has been satisfied, upon the happening of the earliest to occur of: a) one year after the meeting of the Technical Conditions for the Texas/DeVries Dairy Installation as set forth in Schedule B to the 2003 Convertible Promissory Notes; or b) meeting all of the Technical Conditions (both Texas/DeVries Dairy installation and the California/Fresno State installation) set forth in Schedule B to the 2003 Convertible Promissory Note; or c) meeting the Technical Conditions for the Texas/DeVries Dairy installation and Dairy having sufficient funds to cover its next 12 month operating budget, all amounts due under the Promissory Notes will be mandatorily and automatically converted into equity securities of Dairy in accordance with the terms and conditions of the Promissory Notes, unless the holders of a majority in principal amount of the outstanding Promissory Notes elect to convert the amounts due under the Promissory Notes into equity securities of Bion, in which case, all amounts due under the Promissory Notes will be mandatorily and automatically converted into equity securities of Bion.

     1.5.     Purpose; Use of Proceeds; Disbursement Procedures; Risks to
Bion.   The primary purposes of this transaction (including the subsequent sale of the Promissory Notes) are: first, to finance the Devries dairy installation in Texas and preliminary work in preparation for the Fresno State dairy installation in California (including the cost of Bion's current employees and related operating overhead necessary for these installations); next, to fund the extension, protection and commercialization of the Bion Intellectual Property; and finally, to provide funds to Bion to allow Bion to: (a)obtain release of an existing contractual restriction, (b) work out its existing problems with creditors, and (c) become current in its SEC filings and related matters, provided , however, if at the date of the initial
Closing of this offering Bright Capital, Ltd. (and others connected with Bion's prior management) has advanced in excess of $665,000 to Bion for the purposes set forth above, it may elect to convert only $665,000 of such advances into Promissory Notes and to receive reimbursement of the excess, unconverted advances in cash from the proceeds of this offering .See paragraph
2.1 below.. The proceeds from the sale of the Promissory Notes shall be segregated by Dairy into a separate account for disbursement solely pursuant to requests from the designated General Manager of Dairy (see paragraph 1.9 below) to the officers of Dairy for the purposes set forth herein consistent with the Use of Proceeds as set forth in Schedule 7.2 attached hereto. Purchasers acknowledge that if substantially less than the maximum amount of Promissory Notes is sold, there will be significant risks to Bion which will result from the limited funds available for it to use in resolving its problems with its creditors and to become current in its SEC filings and related matters.

     1.6 Corporate Governance. Immediately upon the conversion of the 2003 Convertible Promissory Notes into Dairy Stock, Bion shall cause the board of directors of Dairy to consist of three members, one of whom shall be designated by Bion and the remaining two of whom shall be designated by a majority of the shareholders of Dairy other than Bion (the former Holders of the Promissory Notes). Until the earlier to occur of the conversion of the Promissory Notes into shares of Bion or the effective date of a registration statement allowing Bion to distribute its Dairy shares, Bion agrees to vote its shares to maintain this Dairy board composition and to vote in agreement with such Dairy board of directors, except as to the sale by Dairy of a material portion of its assets or stock, or a merger of Dairy (or transactions of similar type and magnitude). Upon conversion of the Promissory Notes into Dairy stock, Dairy shall have the right for a period of two years to nominate a majority of Bion's Board of Directors and Bion and its Board of Directors shall make such filings with the Securities and Exchange Commission and take such actions as are necessary and appropriate to appoint or support the election of such nominees, provided, however, that in regard to transactions, if any, between Bion and Dairy, the Directors nominated by Dairy shall abstain from voting.

     1.7     Subsequent Tax Free Exchange   By a date which is the earlier of
two years after the initial conversion into shares of Dairy Stock (if such conversion takes place) or 36 months from the initial Closing of this Offering, Dairy (and/or its shareholders) shall use their best efforts to either: (a) enter into an agreed upon tax- free exchange transaction with Bion at a ratio of one share of Dairy Stock for one share of Bion stock (with equivalent exchange/reissuance for outstanding options/warrants of Dairy, if any) (this ratio is based upon Bion's capital structure consisting of: (i) 4,800,000 shares of its common stock (reflecting "cancellation" of Bion's prorata shares of its common stock held in CPTX, if any), (ii) 2,000,000 warrants and options (in aggregate)(with exercise prices of $7.50 or below)(which number of options/warrants shall be adjusted upward for any options/warrants issued in connection with the compensation by Bion and/or Dairy of additional (and/or existing) management and/or consulting personnel between the date hereof and the date of the tax-free exchange transaction), and (iii) no debt (other than (aa) D2 debt( and/or other obligations to affiliates of management personnel/consultants including without limitation Dominic Bassani and Mark A. Smith), (bb) debt owed to Dairy, and (cc) normal trade creditor obligations(all of which #s may be adjusted upward by mutual agreement of Bion and Dairy subsequent to the conversion of the Notes into Dairy Stock). In the event that the capitalization of Bion differs materially from the structure described herein (whether in favor of Bion or Dairy), the exchange ratio shall be equitably adjusted to reflect such material variance); or (b) Dairy shall cause to become effective, at its own cost, a registration statement which allows Bion to distribute its shares of Dairy Stock to its shareholders and/or creditors.

     1.8     Right of First Refusal.   Upon  conversion of the Promissory
Notes into Dairy common stock, Bion, BionTech and BionSoil shall jointly grant to Dairy the first right of refusal to license all of the Bion Intellectual Property for uses outside of the dairy industry for a period of two years from the date of conversion of the Notes into Dairy Stock.

     1.9.     Operations; Personnel.

          (a) Upon initial Closing, Mr. Dominic Bassani shall serve as the initial designated General Manager of Dairy on a consulting basis and shall serve Bion as a consultant, pursuant to an agreement between each of Bion and Dairy and Bright Capital, Ltd. Mr. Bassani will coordinate and supervise the activities of Dairy, and assist Bion in connection with the matters set forth in paragraph 1.5 above and such other matters as shall be requested from time to time by the officers of Dairy and/or Bion.

          (b) It is currently anticipated that initially most of the activities of Dairy will be carried out by Bion's core technical and engineering staff (including, without limitation, Jere Northrop, Technical Director, James Morris, Chief Technical Officer, and George Bloom, the Chief Operating Officer of BionTech) and third party contractors; provided, however, that in the event that the Bion Conditions (set forth at Schedule D to the Promissory Notes) have not been satisfied by December 31, 2003, i) all of Bion's key employees/consultants shall become direct employees/consultants of Dairy (on identical compensation terms as each had with Bion), ii) all of the Bion options of each employee/consultant shall be cancelled and Dairy shall grant/issue to each employee/consultant (effective January 1, 2004) Dairy options for a number of shares of Dairy Stock equal to the cancelled Bion options with equivalent terms as to exercise price, exercise term, etc., and
iii) the number of options/warrants at paragraph 1.7 a) ii) shall be reduced by the number of such cancelled Bion options which had been granted as of the Initial Closing Date.

     2.     Closing.

     2.1. Closing. The initial Closing and each additional Closing of the purchase and sale of the Promissory Notes will take place at the offices of Bion. Such closings (each, a "Closing" and collectively, the "Closings") will take place at 10:00 A.M., local time, on such dates as may be mutually agreed upon by Dairy and the Purchasers. The initial Closing shall take place when Bion has received commitments for the purchase of not less than $1,065,000 of Promissory Notes. The date of each Closing is referred to herein as a "Closing Date." The date of the first Closing shall hereafter be referred to as the "Initial Closing Date" and the date of the final Closing shall hereafter be referred to as the "Final Closing Date." At each Closing, Dairy will deliver to the Purchasers the Promissory Notes as set forth in Section 1 hereof, against payment of the Purchase Price, by wire transfer payable to Dairy; provided , however, that in such Initial Closing it is anticipated that Promissory Notes totaling approximately $665,000 will be issued in exchange for advances made by Bion's former management to Bion through D2, LLC. and/or Bright Capital, Ltd. which advances have already been applied to the purposes set forth at paragraph 1.5 above (and such issuances shall count toward the commitments needed for the initial Closing). The Promissory Notes shall be registered in each Purchaser's name or the name of its nominee(s) in such denominations as the Purchaser shall request pursuant to instructions delivered to Dairy not less than two days prior to such Closing Date.

     3. Conditions to the Obligations of Purchasers at the Closing The obligation of each Purchaser to purchase and pay for the Promissory Notes to be purchased by it at a Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, which may only be waived by written consent of Purchasers:

     3.1. Representations and Warranties. All of the representations and warranties of Dairy contained in this Agreement shall be true and correct at and as of such Closing Date, except for changes caused by the transactions contemplated hereby.

     3.2. Performance of Covenants. All of the covenants and agreements of Dairy contained in this Agreement and required to be performed on or prior to the Closing Date shall have been performed in a manner satisfactory in all respects to Purchasers.

     3.3.     Legal Action.   No injunction, order, investigation, claim,
action or proceeding before any court or governmental body shall be pending or threatened wherein an unfavorable judgment, decree or order would restrain, impair or prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause any such transaction to be rescinded.

     3.4. Consents. Each of Dairy, Bion, BionSoil, and BionTech shall have obtained in writing or made all consents, waivers, approvals, orders, permits, licenses and authorizations of, and registrations, declarations, notices to and filings and applications with, any governmental authority or any other person or entity required to be obtained or made in order to enable Bion and each of its subsidiaries to observe and comply with all its obligations under this Agreement and to consummate the transactions contemplated hereby.

     4. Conditions to the Obligations of Dairy at the Closing. The obligation of Dairy to issue and sell the Promissory Notes to the Purchasers at a Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, any of which may be waived by Dairy:

     4.1. Representations and Warranties. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct at and as of the Closing Date.

     4.2. Legal Action. No injunction, order, investigation, claim, action or proceeding before any court or governmental body shall be pending or threatened wherein an unfavorable judgment, decree or order would restrain, impair or prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause any such transaction to be rescinded.

     5. Representations and Warranties of Dairy. Dairy hereby represents and warrants to the Purchasers that:

     5.1.     Organization.   Dairy is a corporation duly organized, validly
existing and in good standing under the laws of the State of Colorado. Dairy has all requisite corporate power and authority, and holds all licenses, permits and other required authorizations from governmental authorities, necessary to conduct its business as it is now being conducted or proposed to be conducted and to own or lease the properties and assets it now owns or holds under lease. Except where such failure to qualify could not reasonably be deemed to have a material adverse effect on Dairy, Dairy is duly qualified or licensed and in good standing as a foreign corporation in each jurisdiction wherein the character of its properties or the nature of the activities conducted by it makes such qualification or licensing necessary.

     5.2. Capitalization. Dairy currently has authorized capital of 20,000,000 Common Shares and 100,000 Preferred Shares, of which 4,000,000 Common Shares are currently issued and outstanding (all of which are currently owned by Bion). No shares of preferred stock are currently issued and outstanding. Bion's authorized capitalization is set forth in the SEC Documents (as defined below). All outstanding securities of both Bion and Dairy are validly issued, fully paid and nonassessable. No shareholder of either Bion or Dairy is entitled to any preemptive rights with respect to the purchase or sale of any securities by Dairy or Bion, as the case may be.
There are no outstanding options, warrants or other rights, commitments or arrangements, written or oral, to purchase or otherwise acquire any authorized but unissued shares of capital stock of Dairy or any security directly or indirectly convertible into or exchangeable for any capital stock of Dairy or under which any such option, warrant or convertible security may be issued in the future, and there are no voting trusts or agreements, shareholders' agreements, pledge agreements, buy-sell, rights of first offer, negotiation or refusal or proxies or similar arrangements relating to any securities of Dairy to which Dairy is a party, and to the best knowledge of Dairy after due investigation there are no such trusts, agreement, rights, proxies or similar arrangements as to which Dairy is not a party. Except as has been set forth in the SEC Documents, there are no outstanding options, warrants or other rights, commitments or arrangements, written or oral, to purchase or otherwise acquire any authorized but unissued shares of capital stock of Bion or any security directly or indirectly convertible into or exchangeable for any capital stock of Bion under which any such option, warrant or convertible security may be issued in the future, and there are no voting trusts or agreements, shareholders' agreements, pledge agreements, buy-sell, rights of first offer, negotiation or refusal or proxies or similar arrangements relating to any securities of Bion to which Bion is a party, and to the best knowledge of Dairy after due investigation there are no such trusts, agreement, rights, proxies or similar arrangements as to which Bion is not a party. Except as set forth in the SEC Documents, no antidilution adjustments with respect to the outstanding securities of Bion will be triggered by the issuance or conversion of the securities contemplated hereby.

     5.3. Due Authorization, Valid Issuance, Etc. The Promissory Notes have been duly authorized and, when issued in accordance with this Agreement upon the Closing Date, will be free and clear of all liens imposed by or through Dairy. The shares of capital stock to be issued by Dairy and/or Bion upon conversion of the Promissory Notes have been duly authorized and shares of Common Stock have been reserved, and upon the conversion of the Promissory Notes will be duly and validly issued, fully paid and nonassessable and will be free and clear of all liens imposed by or through Dairy or Bion. Except as set forth in the SEC Documents, the issuance, sale and clear delivery of the Promissory Notes and the Bion Stock or Dairy Stock (as appropriate) that will be issued to the Purchasers upon the conversion of the Promissory Notes will not be subject to any preemptive right of shareholders of Dairy or Bion or to any right of first refusal or other right in favor of any person.

     5.4. Authorization; No Breach. Dairy has the full corporate power and authority to execute, deliver and enter into this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement, the Promissory Notes and any related financing statement and all other transactions contemplated hereby have been duly authorized by Dairy, and this Agreement constitutes a legal, valid and binding obligation of Dairy, enforceable in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, moratorium and similar laws affecting creditors' rights generally. To Dairy's knowledge, the execution and delivery by Dairy of this Agreement, the offering, sale and issuance of the Promissory Notes pursuant to this Agreement, and the performance and fulfillment by Dairy of its obligations under this Agreement, the Promissory Notes do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, or event which, with notice or lapse of time or both, would constitute a breach of or default under, (c) result in the creation of any lien, security interest, adverse claim, charge or encumbrance upon the capital stock or assets of Dairy pursuant to, (d) give any third party the right to accelerate any obligation under or terminate, (e) result in a violation of, (f) result in the loss of any license, certificate, legal privilege or legal right enjoyed or possessed by Dairy under, or (g) except for filings required to be made with the Securities and Exchange Commission, require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to or require the consent of any other person under, the Articles of Incorporation or By-Laws of Dairy or any law, statute, rule or regulation to which Dairy is subject or by which any of its properties are bound, or any agreement, instrument, order, judgment or decree to which Dairy is subject or by which its properties are bound.

     5.5     Financial Statements and SEC Documents.

          (a) Dairy has conducted no operations, has no assets or liabilities and has no financial statements. Incorporated by reference herein are (i) the audited financial statements of Bion for the fiscal year ended June 30, 2002, including the balance sheet as at the end of such fiscal year and the related statements of operations, shareholders' equity (deficit) and cash flows for such fiscal year, certified by BDO Seidman, LLP and (ii) the unaudited and unreviewed March 31,2003 Financial Statements (the financial statements referred to in clauses (i) and (ii) if this paragraph 5.5 are referred to herein collectively as the "Financial Statements"). For purposes of this Agreement, June 30, 2002 shall be hereinafter referred to as the "Balance Sheet Date." The Financial Statements have been prepared in accordance with the books and records of Bion and generally accepted accounting principles, applied consistently with the past practices of Bion (except as otherwise noted in such Financial Statements), reflect all liabilities and obligations of Bion, as of their respective dates, and present fairly the financial position of Bion and the results of its operations as of the time and for the periods indicated therein. Notwithstanding the foregoing, it should be noted that Bion is currently in perilous financial condition.

          (b) Incorporated by referenced herein are each report, schedule, registration statement and definitive proxy statement filed by Bion with the Securities and Exchange Commission since June 30, 2002 (as such documents have since the time of their filing been amended, the "SEC Documents") which are all the documents (other than preliminary material) that Bion was required to file with the Securities and Exchange Commission since such date. As of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to statement of material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Bion included in the SEC Documents have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB of the Securities and Exchange Commission)(and except that the unaudited financial statements in the Forms 10Q for the quarters ending December 31, 2002 and March 31, 2003 which have not been reviewed by Bion's auditors) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the financial position of Bion as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. As reflected in the SEC Documents, Bion's condition has recently deteriorated rapidly and is not likely to continue in existence unless it can obtain outside capital or generate significant revenues from operations in the immediate future.

     5.6. Material Adverse Changes. Since the Balance Sheet Date there have been several material adverse changes in the financial condition, operating results, business prospects, employee relations and customer relations of Bion, all of which are generally described in the SEC Documents that have been filed by Bion subsequent to the Balance Sheet Date.

     5.7. Litigation. There are no actions, suits, proceedings, orders, claims, or, to Dairy's knowledge, investigations pending or, to Dairy's knowledge, threatened against Dairy, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality; there are no arbitration proceedings pending under collective bargaining agreements or otherwise. There are, however, numerous actions currently being threatened against Bion.

     5.8. Compliance with Law. To Dairy's knowledge, Dairy has complied in all material respects with all applicable statutes and regulations of the United States and of all states, municipalities and applicable agencies and foreign jurisdictions or bodies in respect of the conduct of its business and operations, and the failure, if any, by Dairy to have fully complied with any such statute or regulation does not and will not materially adversely affect the business or operations of Dairy.

     5.9. Undisclosed Liabilities. To Dairy's knowledge, Dairy has no obligation or liability (whether accrued, absolute, contingent, unliquidated, or otherwise, whether due or to become due) arising out of transactions entered into at or prior to the Closing of this Agreement, or any action or inaction at or prior to the Closing of this Agreement, or any state of facts existing at or prior to the Closing of this Agreement. Bion, however, has numerous unpaid creditors and is currently being threatened with litigation on a variety of different fronts, any one of which could potentially cause it to seek protection under applicable bankruptcy laws.

     5.10. Disclosure. Neither this Agreement nor any of the schedules, exhibits, written statements, documents or certificates prepared or supplied by Dairy and Bion with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which made.

     5.11. Compliance with the Securities Laws. Assuming the accuracy and truth of each of the Purchasers' representations set forth in Section 6 of this Agreement, the Promissory Notes were offered and will be sold and issued, in compliance with all applicable federal and state securities laws.

     6. Representations and Warranties of Purchasers. Each of the Purchasers hereby severally represents and warrants to Dairy as follows:

     6.1. Investment Intent. Each of the Purchasers is an "Accredited Investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Each of the Purchasers has experience in making investments in development stage technology companies and is acquiring the Promissory Notes for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the registration requirements of the Securities Act. Each of the Purchasers consents to the placing of a legend on the certificates representing the Promissory Notes to the effect that the shares of Common Stock or other Stock to be issued upon the conversion of the Promissory Notes have not been registered under the Securities Act and may not be transferred except in accordance with applicable securities laws.

     6.2. Authorization. Each of the Purchasers has the full power and authority to execute and deliver this Agreement and to perform all of its obligations hereunder, having obtained all required consents, if any, and this Agreement, when executed and delivered, will constitute a legal valid and binding obligation of such Purchaser.

     6.3. Suitability. Each Purchaser acknowledges that he is a person who is able to bear the economic risk of this investment and has adequate means of providing for his current needs and possible personal contingencies with no need for liquidity of this investment. In making this statement, consideration has been given as to whether the Purchaser could afford to hold his investment in Dairy for an indefinite period of time and, whether, at this time, he could afford a complete loss of his investment, without such loss affecting his ability to maintain his lifestyle.

     6.4. Risks. Each Purchaser acknowledges that (a) this investment is extremely speculative in nature and involves a high degree of risk, (b) the Purchaser may not be able to liquidate this investment and (c) transferability is extremely limited. The Purchasers are aware that Bion's condition has recently deteriorated rapidly and that is not likely to continue in existence unless it can obtain outside capital or generate significant revenues from operations in the immediate future.

     6.5. Due Inquiry. Each Purchaser acknowledges receipt of all information regarding Dairy which he has requested or desired to know; that all documents which could be reasonably provided have been made available for his inspection and review; and that the Purchaser has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of Dairy concerning Dairy and an investment therein, and any additional information which he has requested.

     7. Covenants of Dairy. For as long as the Promissory Notes remain outstanding, Dairy covenants and agrees with Purchasers as follows:

     7.1. Books and Accounts. Dairy will make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect its transactions, including without limitation, dispositions of its assets.

     7.2. Use of Proceeds. Dairy shall use the net proceeds from the sale of the Promissory Notes as set forth in Schedule 7.2 attached hereto.

     7.3. Corporate Existence, Licenses and Permits; Maintenance of Properties; New Businesses. Dairy will at all times conduct its business in the ordinary course and cause to be done all things necessary to maintain, preserve and renew its existence and will preserve and keep in force and effect, all licenses, permits and authorizations necessary to the conduct of its business. Dairy will also maintain and keep its properties in good repair, working order and condition, and from time to time, to make all needful and proper repairs, renewals and replacements, so that the business carried on in connection therewith may be properly conducted at all times.

     7.4. Other Material Obligations. Dairy will comply with (a) all material obligations which it is subject to, or becomes subject to, pursuant to any contract or agreement, whether oral or written, as such obligations are required to be observed or performed, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and Dairy has set aside on its books adequate reserves with respect thereto, and (b) all applicable laws, rules, and regulations of all governmental authorities, the violation of which could have a material adverse effect upon the business of Dairy.

     7.5.     Amendment to the Articles of Incorporation and the By-Laws
Dairy will perform and be in compliance with and observe all of the provisions set forth in its Articles of Incorporation and By-Laws to the extent that the performance of such obligations is legally permissible; provided that the fact that performance is not legally permissible will not prevent such nonperformance from constituting an event of default under this Agreement. Dairy will not amend its Articles of Incorporation or By-Laws so as to adversely affect the rights of the Purchasers under this Agreement, the Articles of Incorporation, the By-Laws or the Promissory Notes.

     7.6. Dividends; Distributions; Repurchases of Common Stock; Treasury Stock. Dairy shall not declare or pay any dividends on, or make any other distribution with respect to, its capital stock, whether now or hereafter outstanding, or purchase, acquire, redeem or retire any shares of its capital stock, without the prior written consent of the Purchasers, provided, however, the foregoing shall not prohibit Dairy issuing shares of its capital stock in exchange for extinguishing debt owed to any person, or from repurchasing any shares of its Common Stock from any present or former officer, Director or employee of Dairy, or from repurchasing any outstanding warrants.

     7.7. Taxes and Liens. Dairy will duly pay and discharge when payable, all taxes, assessments and governmental charges imposed upon or against Dairy or its properties, or any part thereof or upon the income or profits therefrom, in each case before the same become delinquent and before penalties accrue thereon, as well as all claims for labor, materials or supplies which if unpaid might by law become a lien upon any of its property, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and Dairy has set aside on its books adequate reserves with respect thereto.

     7.8. Restrictive Agreement. Dairy covenants and agrees that subsequent to the Closing, it will not be a party to any agreement or instrument which by its terms would restrict Dairy's performance of its obligations pursuant to this Agreement, the Articles of Incorporation, By-laws or the Promissory Note.

     8. Certain Definitions. For the purposes of this Agreement the following terms have the respective meanings set forth below:

     8.1. "Affiliate" means any person, corporation, firm or entity which directly or indirectly controls, is controlled by, or is under common control with the indicated person, corporation, firm or entity.

     8.2 "Bion Stock" means any shares of capital stock issued by Bion upon conversion of the Promissory Notes.

     8.3 "Dairy Stock" means any shares of capital stock issued by Dairy upon conversion of the Promissory Notes.

     8.4 "Generally Accepted Accounting Principles" means generally accepted accounting principles consistently applied.

     8.5. "Officers' Certificate" means a certificate executed on behalf of Dairy by its President, Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Secretary and/or one of its other Vice-Presidents.

     8.6. "Securities" means the Promissory Notes and any other capital stock or Common Stock underlying the foregoing whether issued at the Closing or thereafter.

     8.7. "Securities Act" means, as of any given time, the Securities Act of 1933, as amended, or any similar federal law then in force.

     8.8. "Securities Exchange Act" means, as of any given time, the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

     8.9. "Securities and Exchange Commission" includes any governmental body or agency succeeding to the functions thereof.

     8.11. "Subsidiary" means any person, corporation, firm or entity at least the majority of the equity securities (or equivalent interest) of which are, at the time as of which any determination is being made, owned of record or beneficially by Dairy, directly or indirectly, through any Subsidiary or otherwise.

     9.     Miscellaneous.

     9.1. Termination; Survival of Representations, Warranties and Covenants. Except as otherwise provided for in this Agreement all representations, warranties, covenants and agreements contained in this Agreement, or in any document, exhibit, schedule or certificate by any party delivered in connection herewith shall survive the execution and delivery of this Agreement and the Closing Date and the consummation of the transactions contemplated hereby, regardless of any investigation made by the Purchasers or on their behalf.

     9.2. Expenses. Dairy shall pay all its own expenses in connection with this Agreement and the transactions contemplated herein (the "Promissory Loan Costs").

     9.3. Amendments; Waivers and Forbearance from Suit. This Agreement and all exhibits and schedules hereto set forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. This Agreement may be amended only by mutual written agreement of Dairy and the holders of a majority of principal amount of the Promissory Notes, and Dairy may take any action herein prohibited or omit to take any action herein required to be performed by it, and any breach of any covenant, agreement, warranty or representation may be waived, only if Dairy has obtained the written consent or waiver of the holders of a majority of principal value of the Promissory Notes. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement. In addition, Purchaser shall institute any suit or proceeding for the enforcement of the payment of principal or interest under the Promissory Notes or for the enforcement of any other provision of this Agreement, the Promissory Notes unless the holders of at least a majority in principal amount of all of the outstanding Promissory Notes join in such suit or proceeding

     9.4. Successors and Assigns. This Agreement may not be assigned by Dairy except with the prior written consent of the holders of a majority of principal value of the Promissory Notes. This Agreement shall be binding upon and inure to the benefit of Dairy and its permitted successors and assigns and Purchasers and their successors and assigns. The provisions hereof which are for Purchasers' benefit as purchasers or holders of the Promissory Notes are also for the benefit of, and enforceable by, any subsequent holder of such Promissory Notes.

     9.5. Notices All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given personally or when mailed by certified or registered mail, return receipt requested and postage prepaid, and addressed to the addresses of the respective parties set forth below or to such changed addresses as such parties may have fixed by notice; provided, however, that any notice of change of address shall be effective only upon receipt:

     If to Dairy:

     Bion Dairy Corporation
     18 East 50th Street
     New York, NY 10022

     With copies to:
     Krys Boyle, P.C.
     600 17th Street, Suite 2700 South Tower
     Denver, CO 80202
     Attn:  Stanley F. Freedman, Esq. and

     Mark A. Smith, President
     P.O. Box 566
     Crestone, CO 81131
     e-fax:  425-984-9702

     If to Bion:

     Bion Environmental Technologies, Inc.
     18 East 50th Street
     New York, NY 10022

     With copies to:

     Krys Boyle, P.C.
     600 17th Street, Suite 2700 South Tower
     Denver, CO 80202
     Attn:  Stanley F. Freedman, Esq. and

     Mark A. Smith, President
     P.O. Box 566
     Crestone, CO 81131
     e-fax:  425-984-9702

     If to the Purchasers:

     At the address specified on their signature page hereto.

     9.6. Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by the internal laws of the State of New York without giving effect to such State's principles of conflict of laws.

     9.7. Counterparts. This Agreement may be executed in any number of counterparts and, notwithstanding that any of the parties did not execute the same counterpart, each of such counterparts shall, for all purposes, be deemed an original, and all such counterparts shall constitute one and the same instrument binding on all of the parties thereto. Any signature received by facsimile transmission shall, for all purposes, be deemed an original signature.

     9.8. Headings. The headings of the Sections hereof are inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this Agreement or the meaning of any provision hereof.

     9.9. Severability. In the event that any provision of this Agreement or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless the provision held invalid shall substantially impair the benefit of the remaining portion of this Agreement.

     9.10.     Rights of Holders Inter Se   Each Holder of securities shall
have the absolute right to exercise or refrain from exercising any right or rights which such Holder may have by reason of this Agreement or any security including, without limitation, the right to consent to the waiver of any obligation of Dairy under this Agreement and to enter into an agreement with Dairy for the purpose of modifying this Agreement or any agreement effecting such modification, and such Holder shall not incur any liability to any other Holder or Holders of securities with respect to exercising or refraining from exercising any such right or rights.

     9.11.    Exculpation Among Purchasers and Holders.   Purchaser
acknowledges and agrees that it is not relying upon any other Purchaser, or any officer, director, employee partner or affiliate of any such other Purchaser, in making its investment or decision to invest in Dairy or in monitoring such investment. Each Purchaser agrees that no Purchaser nor any controlling person, officer, director, shareholder, partner, agent or employee of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them relating to or in connection with Dairy or the securities, or both.

     9.12. Actions by Purchasers. Any actions permitted to be taken by holders or Purchasers of Promissory Notes and any consents required to be obtained from the same under this Agreement, may be taken or given only by, in the case of consents or actions requiring approval of the Purchasers, by the Purchasers, and in all other cases, only by holders of a majority of the face amount of the principal, and if such holders constituting a majority the ("Majority Holders") as set forth in (i) or (ii) above or the Purchasers take any action or grant any consent, such action or consent shall be deemed given or taken by all holders or Purchasers' who shall be bound by the decision or action taken by the Majority Holders or the Purchasers without any liability on the part of the Majority Holders or the Purchasers to any other holder of securities hereto.

     9.13. Consent to Jurisdiction. The parties hereto irrevocably consent to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, each party hereto waives personal service of any summons, complaint or other process and agrees that service thereof may be made in accordance with Section 10.5. Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the party so served shall appear or answer such summons, complaint or other process.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                         BION DAIRY CORPORATION



                         By:____________________________________
                              Mark Smith, President


                         BION ENVIRONMENTAL TECHNOLOGIES, INC.



                         By:____________________________________
                              Mark Smith, President


                         BION TECHNOLOGIES, INC.



                         By:____________________________________
                              Mark Smith, President


                         BIONSOIL , INC.



                         By:____________________________________
                              Mark Smith, President

                       PURCHASER SIGNATURE PAGE




Promissory Notes Subscribed For:          ___________________________________
                                                    PURCHASER NAME
______________________
                                          Address:
                                          ___________________________________
                                          ___________________________________
                                          ___________________________________

Aggregate Purchase Price:                By:  X______________________________
                                                 Name:
________________________                         Title:


                              SCHEDULE 7.2

USE OF PROCEEDS ($thousands)*:

                                  MINIMUM       STAGE II

TEXAS INSTALLATION                $ 400

FRESNO INSTALLATION                              $ 450

UNALLOCATED WORKING CAPITAL                      $ 550**

SUB-TOTAL                         $ 400          $1000

ADVANCED TO DATE***               $ 665

TOTAL OFFERING                    $1065          $2065

*All sums are our current best estimates. Actual costs in each category may be higher or lower and Dairy reserves the right to reallocate the funds as required among the categories set forth above to accomplish the purposes set forth in the Note Purchase Agreement.

**Includes funds which may be used for additional expenses related to the installations, for costs associated with intellectual property, for overhead and additional personnel, and for other unanticipated contingencies plus funds which may be allocated for use as advances to Bion for a) payments to its creditors in the context of a satisfactory workout with creditors, b) expenses related to bring Bion's SEC filings current and related matters, and/or removal of certain contractual impediments. No funds will be used for these purposes unless the Texas installation meets or exceeds the applicable 'Technical Conditions'.Working

     *** Advances from Bright Capital, Ltd. ($600,000) and prior management which will be converted into Notes . All such advances have been used for the purposes set forth above over the last 7 months.



THIS NOTE IS NOT TRANSFERABLE WITHOUT THE EXPRESS WRITTEN CONSENT OF BION DAIRY CORPORATION ("DAIRY"). THE SECURITIES REPRESENTED BY THIS NOTE OR TO BE ISSUED IN CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION THEREFROM. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO APPLICABLE STATE SECURITIES LAWS.

                           BION DAIRY CORPORATION

                                                               No. 2003A- __

                  2003 Series A Convertible Promissory Note

$_______.00                                                     _______ 2003


     Bion Dairy Corporation, a Colorado corporation ("Dairy") which is a wholly-owned subsidiary of Bion Environmental Technologies, Inc., also a Colorado corporation ("Bion"), for value received, hereby promises to pay to ____________ or registered assigns (the "Holder"), the principal sum of
_______________ dollars ($__________), with interest from the original date of issuance of this 2003 Series A Convertible Promissory Note on the unpaid principal balance at a rate equal to eight percent (8%) per annum, on December 31,, 2004 (the "Maturity Date"); provided, however, that in the event the amount due under this Note has not yet been converted on such date, the Maturity Date shall be automatically extended for a period of six months after the date on which the Holders are notified in writing by Dairy that the Technical Conditions (as defined below) were not met. Payment shall be made at such place as designated by the Holder upon surrender of this Convertible Promissory Note, and shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     This 2003 Series A Convertible Promissory Note is one of a multiple series of duly authorized issues of Bion Dairy Corporation 2003 Convertible Promissory Notes. The conversion prices of the various series of 2003 Convertible Promissory Notes may be different from each other, but all of the amounts due under all of the series of the 2003 Convertible Promissory Notes are intended to be secured by the same identical collateral which is to be shared in pari pasu by all of the holders of all of the 2003 Convertible Promissory Notes, irrespective of the date of issuance. The Holder of this Note hereby specifically consents to the granting of a security interest in the collateral for this Note to the holders of additional series of 2003 Convertible Promissory Notes after the date hereof. The maximum aggregate principal amount of the 2003 Series A Convertible Promissory Notes combined is $2,065,000. The aggregate principal amount of all of the various series of 2003 Convertible Promissory Notes will be a maximum of $6,000,000.

     Each 2003 Series A Convertible Promissory Note is individually referred to herein as a "Note" and collectively as the "Notes." Each of the 2003 Series A Convertible Promissory Notes will be issued pursuant to a Note Purchase Agreement among Dairy, Bion, the Holder and the other parties thereto (the "Purchase Agreement").

SECTION 1.  Prepayment.

     This Note (including interest accrued on the principal hereof) may not be prepaid in cash by Dairy without the written consent of the holders of a majority in principal amount of outstanding Notes of this issue, but may be converted to equity at any time during its term in accordance with the provisions of Section 2 below.

SECTION 2.  Mandatory Conversion.

     (a)  Conditions for Conversion.

     If the first of the Bion Conditions set forth at Schedule D to this Note has been satisfied, upon the happening of the earliest to occur of the events set forth at paragraph 1.4 of the Purchase Agreement (which events are based, in whole or part, on the conditions set forth in Schedule B attached hereto (the "Technical Conditions')) on or before the Maturity Date, then (unless otherwise agreed by a majority vote of the Holders as set forth below) all of the amounts due under this Note shall be mandatorily and automatically converted into shares of Dairy common stock ("Dairy Stock") and each of the Holders shall be entitled to receive one share of Dairy Stock for each $1.00 that is due and owing to such Holder under the terms of this Note (and Bion shall continue to own 4,000,000 shares of Dairy Stock); provided, however, that not later than the date of such conversion, Bion, Bion Technologies, Inc. and BionSoil, Inc. shall have each granted to Dairy an automatically renewable license for the worldwide exclusive use of its intellectual property in the dairy business with the terms set forth at Schedule C hereto('License') which License shall be executed and placed in escrow for the benefit of Dairy upon the termination of the offering of Notes ; and provided further, that in the event that all of the conditions set forth in Schedule D to this Note (the "Bion Conditions") have been met, and the holders of a majority in principal amount of outstanding Notes of this issue elect to receive Bion Stock (as defined below) rather than Dairy Stock, then instead of converting to Dairy Stock as set forth above, all of the amounts due under this Note shall be mandatorily and automatically converted into one share of common stock of Bion ("Bion Stock")for each share of Dairy Stock which the Holder would have been entitled to receive had the majority of Holders not elected to convert into Bion Stock (which number of shares shall be subject to adjustment as provided in paragraph 1.7 of the Purchase Agreement) as is equal to the Conversion Amount (as defined below) divided by the then current Bion Conversion Price (as defined below).

     (c)  Conversion Procedures.

          (i) In the event that the Notes are converted into Dairy Stock, Dairy's debt obligation under this Note shall cease but Dairy shall not be required to deliver stock certificates to any Holder until such time as such Holder surrenders the Notes at Dairy's offices together with irrevocable written notice to Dairy specifying the name or names (with address) in which a certificate or certificates evidencing shares of Dairy Stock are to be issued. Dairy shall thereupon deliver to the holder of the Notes, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Dairy Stock to which such person shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided. Irrespective of the date of delivery of Dairy stock certificates, such conversion shall be deemed to have occurred as of Dairy's record date of the conversion and the person or persons entitled to receive Dairy Stock deliverable upon conversion of such Notes shall be treated for all purposes as the record holder or holders of such Dairy Stock on such date.

          (ii) In the event that the Notes are converted into Bion Stock, Dairy's debt obligation under this Note shall cease but Bion shall not be required to deliver stock certificates to any Holder until such time as such Holder surrenders the Notes at Bion's offices together with irrevocable written notice to Bion specifying the name or names (with address) in which a certificate or certificates evidencing shares of Bion Stock are to be issued. Bion shall thereupon deliver to the holder of the Notes, or to the nominee or nominees of such person, certificates evidencing the number of full shares of Bion Stock to which such person shall be entitled as aforesaid, together with a cash adjustment of any fraction of a share as hereinafter provided. Irrespective of the date of delivery of Bion stock certificates, such conversion shall be deemed to have occurred as of Bion's record date of the conversion and the person or persons entitled to receive Bion Stock deliverable upon conversion of such Notes shall be treated for all purposes as the record holder or holders of such Bion Stock on such date.

          (iii) In the event that the Notes are converted into Dairy Stock or Bion Stock as set forth above, either Dairy or Bion, as appropriate, shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of their stock on such conversion. Neither Dairy nor Bion, however, shall be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of their stock (or other securities or assets) in a name other than that in which the Notes so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to Dairy or Bion, as appropriate, the amount of such tax or has established, to the satisfaction of Dairy or Bion, that such tax has been paid.

     (c) Protection in Case of a Merger of Dairy. (i) In case of any capital reorganization or reclassification, or any consolidation or merger to which Dairy is a party other than a merger or consolidation in which Dairy is the continuing corporation, or in case of any sale or conveyance to another entity of the property of Dairy as an entirety or substantially as a entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into Bion), the Holder of this Note shall have the right thereafter to receive on the conversion of this Note into Dairy Stock the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Note been converted into shares of Dairy Common Stock immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 2 with respect to the rights and interests thereafter of the Holder of this Note to the end that the provisions set forth in this Section 2 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the Note. The above provisions of this Subsection (c)(i) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. Dairy shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Note to be responsible for all of the agreements and obligations of Bion hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Notes not less than 30 days prior to such event. A sale of all or substantially all of the assets of Dairy for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

          (ii) In case any event shall occur as to which the other provision of this Section 2 is not strictly applicable but as to which the failure to make any adjustment would not fairly protect the conversion rights represented by this Note in accordance with the essential intent and principles hereof then, in each such case, the Holders of Notes may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to Dairy, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the conversion rights. Upon receipt of such opinion, Bion will promptly mail a copy thereof to the Holder of this Note and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by Dairy.

     (d) Protection in Case of a Merger of Bion. (i) In case of any capital reorganization or reclassification, or any consolidation or merger to which Bion is a party other than a merger or consolidation in which Bion is the continuing corporation, or in case of any sale or conveyance to another entity of the property of Bion as an entirety or substantially as a entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into Bion), the Holder of this Note shall have the right thereafter to receive on the conversion of this Note into Bion Stock the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Note been converted into shares of Bion Common Stock immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 2 with respect to the rights and interests thereafter of the Holder of this Note to the end that the provisions set forth in this Section 2 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the Note. The above provisions of this Subsection (d)(i) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. Bion shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Note to be responsible for all of the agreements and obligations of Bion hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Notes not less than 30 days prior to such event. A sale of all or substantially all of the assets of Bion for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

          (ii) In case any event shall occur as to which the other provision of this Section 2 is not strictly applicable but as to which the failure to make any adjustment would not fairly protect the conversion rights represented by this Note in accordance with the essential intent and principles hereof then, in each such case, the Holders of Notes may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to Bion, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the conversion rights. Upon receipt of such opinion, Bion will promptly mail a copy thereof to the Holder of this Note and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by Bion.

     (e) Reservation of Shares; Transfer Taxes; Etc. Both Dairy and Bion shall at all times reserve and keep available, out of their respective authorized and unissued shares of Common Stock, solely for the purpose of effecting the conversion of the Notes, such number of shares of its Common Stock as shall be sufficient to effect the conversion of all Notes from time to time outstanding. Both Dairy and Bion shall use their respective best efforts from time to time, in accordance with the laws of the State of Colorado, to increase the authorized number of shares of Common Stock if at any time the number of shares of Common Stock not outstanding shall not be sufficient to permit the conversion of all the then-outstanding Notes. In the event that either Dairy or Bion intends to offer Stock other than Common Stock, they shall authorize the issuance of sufficient shares of such stock to permit the conversion of all the then-outstanding Notes.

     Bion or Dairy, as appropriate, shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Stock on conversion of the Notes into Bion Stock or Dairy Stock. Neither Bion nor Dairy, however, shall be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Bion Stock or Dairy Stock, as appropriate (or other securities or assets), in a name other than that in which the Notes so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to either Bion or Dairy, as appropriate, the amount of such tax or has established, to the satisfaction of Bion or Dairy, as appropriate, that such tax has been paid.

     (e) Release of Collateral. Immediately upon conversion to equity under this Section 2 all amounts due under this Note shall be deemed to have been paid in full and all of the collateral for the performance of obligations hereunder shall be deemed to have been fully, finally and completely released as of such date.

SECTION 3.  Fractional Shares

     Neither Dairy nor Bion shall be required to issue fractions of shares of Common Stock or other stock upon the conversion of the Note. If any fraction of a share would be issuable on the Conversion of the Note, Dairy or Bion, as appropriate, shall purchase such fraction for an amount in cash equal to its fair market value, as determined in good faith by the Board of Directors of either Dairy or Bion, as appropriate.

SECTION 4.  Affirmative Covenants of Dairy and Bion

     Each of Dairy and Bion covenants and agrees that until the payment in full of this Note, it shall:

     (a) Existence; Business. (i) Preserve, renew and keep in full force and effect its legal existence and (ii) obtain, preserve, renew, extend and keep in full force and effect the licenses, permits, authorizations, patents, trademarks and trade names material to its business.

     (b) Use of Proceeds. Use the proceeds of the Notes of this issue solely as set forth in Section 7.2 of the Purchase Agreement.

     (c) Notice of Events of Default. Furnish to the Holder prompt written notice of any Event of Default, specifying the nature and extent thereof and corrective action, if any, proposed to be taken with respect thereto.

     (d) Authorization of Stock Issuable Upon Conversion. Authorize and reserve a sufficient number of its shares of Stock and Common Stock for issuance upon conversion of the Note.

     (e) Execution and Delivery of Security Agreement. Execute and deliver the Security Agreement in substantially the form attached as Exhibit 1 hereto, and Bion shall cause each of its wholly-owned subsidiaries, Bion Technologies, Inc. and BionSoil, Inc., to execute and deliver the Security Agreement in substantially the same form.

SECTION 5.  Negative Covenants of Dairy and Bion.

     Each of Dairy and Bion covenants and agrees with the Holder that until the payment in full of this Note, it shall not:

     (a) Dividends and Distributions. Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock.

     (b) No Impairment. By amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Note against impairment.

SECTION 6.  Events of Default Defined.

     The following shall each constitute an "Event of Default" hereunder:

     (a) the failure of Dairy to make any payment of principal of or interest on this Note when due and payable;

     (b) the failure of Dairy or Bion to observe or perform any covenant in this Note or in the Purchase Agreement, and such failure shall have continued unremedied for a period of sixty (60) days;

     (c)  if Dairy shall:

          (1) admit in writing its inability to pay its debts generally as they become due,

          (2) file a petition in bankruptcy or a petition to take advantage of any insolvency act,

          (3)  make an assignment for the benefit of its creditors,

          (4) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property,

          (5) on a petition in bankruptcy filed against, be adjudicated a bankrupt, or

          (6) file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

     (d) if a court of competent jurisdiction shall enter an order, judgment or decree appointing, without the consent of Dairy, a receiver of Dairy or of the whole or any substantial part of its property, or approving a petition filed against it seeking reorganization or arrangement of Dairy under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within thirty (30) days from the date of entry thereof;

     (e) if, under the provisions of any other law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of Dairy or the whole or any substantial part of its property and such custody or control shall not be terminated or stayed within thirty (30) days from the date of assumption of such custody or control;

     (f)  the liquidation, dissolution or winding up of Dairy; or

     (g) a final judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals or other bodies having jurisdiction against Dairy and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and Dairy shall not, within such 30-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

SECTION 7.  Remedies Upon Event of Default.

     (a) Upon the occurrence of an Event of Default, (i) the entire principal amount of, and all accrued and unpaid interest on, this Note shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by Dairy. In addition, the Holder may take any action available to it under the Purchase Agreement or at law or in equity or by statute or otherwise.

     (b) No remedy herein conferred upon the Holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

SECTION 8.  Miscellaneous.

     (a) Amendments and Waivers. The holders of a majority in principal amount of outstanding Notes of this issue may waive or otherwise consent to the amendment of any of the provisions hereof.

     (b) Restrictions on Transferability. The securities represented by this Note have been acquired for investment and have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state or other jurisdiction. Without such registration, such securities may not be sold, pledged, hypothecated or otherwise transferred, except pursuant to exemptions from the Securities Act of 1933, and the securities laws of any state or other jurisdiction.

    (c) Forbearance from Suit. No holder of Notes of this issue shall institute any suit or proceeding for the enforcement of the payment of principal or interest unless the holders of at least a majority in principal amount of all of the outstanding Notes of this issue join in such suit or proceeding.

     (d) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, excluding the body of law relating to conflict of laws. Notwithstanding anything to the contrary contained herein, in no event may the effective rate of interest collected or received by the Holder exceed that which may be charged, collected or received by the Holder under applicable law.

     (e) Interpretation. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

     (f) Successors and Assigns. This Note shall be binding upon Dairy and Bion and each of their respective successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.

     (g) Notices. All notices, requests, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by hand, to Dairy or to the Holder thereof at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto:

          If to the Holder:      At the address shown on Schedule A
                                 attached hereto.

          If to Dairy:           Bion Dairy Corporation
                                 c/o Bion Environmental Technologies, Inc.
                                 18 East 50th Street, 10th Floor
                                 New York, New York 10022
                                 Attention: Chief Executive Officer

          With a copy to:        Mark A. Smith, President
                                 P.O. Box 566
                                 Crestone, Colorado 81131
                                 e-fax  425-984-9702

          If to Bion:            Bion Environmental Technologies, Inc.
                                 18 East 50th Street, 10th Floor
                                 New York, New York 10022
                                 Attention: Chief Executive Officer

          With a copy to:        Mark A. Smith, President
                                 P.O. Box 566
                                 Crestone, Colorado 81131
                                 e-fax  425-984-9702

     (h) Saturdays, Sundays, Holidays. If any date that may at any time be specified in this Note as a date for the making of any payment of principal or interest under this Note shall fall on Saturday, Sunday or on a day which in New York shall be a legal holiday, then the date for the making of that payment shall be the next subsequent day which is not a Saturday, Sunday or legal holiday.

     (i) Purchase Agreement. This Note is subject to the terms contained in the Purchase Agreement dated the date hereof among Bion, Dairy and the purchasers of the Notes and the holder of this Note is entitled to the benefits of such Purchase Agreement and may, in addition to any rights hereunder, enforce the agreements of Dairy and Bion contained therein and exercise the remedies provided for thereby or otherwise available in respect thereof.

     IN WITNESS WHEREOF, this Note has been executed and delivered as a sealed instrument on the date first above written by the duly authorized representative of Dairy.

ATTEST:                       BION DAIRY CORPORATION


                              By: ____________________________________
                                  Name:  Mark Smith
                                  Its:   President


                              BION ENVIRONMENTAL TECHNOLOGIES, INC.


                              By: ____________________________________
                                  Name:  Mark Smith
                                  Its:   President

                                  SCHEDULE A

Holder:   _______________________
          _______________________

                             SCHEDULE  B


A: DEVRIES (TEXAS INSTALLATION):

Treatment goals for the DeVries system address nutrients only. The final liquid effluent for land application shall have a reduction of 70-90% of each of nitrogen and phosphorus mass compared to the mass of nutrients received and treated by the system based on Bion protocol.


B: CSU-FRESNO (CALIFORNIA INSTALLATION) TECHNICAL CONDITIONS:

Treatment goals for the CSU-FRESNO system address both nutrients and atmospheric emissions.

Nutrients:
     A final liquid effluent for land application with between 70% and 90% of the nitrogen and phosphorus mass removed compared to the mass of these nutrients received and treated by the system based on Bion protocol.

Atmospheric emissions:
     Using published ranges from USEPA and California regulations for normal dairy operations as a baseline for comparison, reduction of gaseous releases (note that there is no general consensus or acceptance of a set of baseline emission values)(based on defined protocols) as follows:

          methane (CH4)                                      90-95%+
          nitrous oxides (NOX)                               90-98%+
          non-methane volatile organic compounds (nmVOC)     85-90%+
          sulfur dioxide (SO2)                               90-97%+
          ammonia (NH3)                                      90-99%+
          hydrogen sulfide (H2S)                             90-97%+

                             SCHEDULE C



LICENSE TERMS

1 - licensors:
    a - Bion Environmental Technologies, Inc.
    b - Bion Technologies, Inc.(owns all patents), and c - BionSoil, Inc.

2 - licensee:  Bion Dairy Corporation

3 - IP to be covered is all IP owned by licensors as per exhibit to Security Agreement

4 - Scope:  world-wide exclusive for use in dairy industry

5 - Terms:
    a - perpetual(or as close as can be done) b - royalty free/ fully paid-up

6 - Licensor will continue to own IP & all improvements (whether made by Licensor or Licensee) and all Improvements will be added to license at no cost.

7 - a - Patent maintenance, third party license fees (currently
    Biobalance), new IP filings & prosecution, patent enforcement, etc are all responsibility of Licensor;

    b - Licensee responsible to pay all costs for first year of License related to patent maintenance, the 2003 Biobalance fee on a renegotiated basis (unless licensee agrees to be bound by existing Biobalance terms), IP filings and prosecution

                            SCHEDULE D


                           Bion Conditions


1 - Bion shall have obtained contractual waivers of:

     a) Section 1.2 of that certain Stock Purchase Agreement dated as of January 10, 2002 by and between Bion, OAM, S.p.A.; and

     b) Section 2.4 of that certain Subscription Agreement dated as of January 10, 2002 by and between Bion and Centerpoint Corporation ( which waiver shall be ratified by the shareholders of Centerpoint Corporation).

2 - Bion shall have reached a work-out with its creditors satisfactory to the majority of the holders of the outstanding Notes of Dairy. Specific criteria for the 'work-out' shall be established within 90 days after the initial closing of the sale of the Notes. If such criteria are met, the work-out shall be deemed satisfactory.

                              SECURITY AGREEMENT

     THIS SECURITY AGREEMENT dated as of August 26,, 2003, by and among BION DAIRY CORPORATION, a Colorado corporation ("Dairy"), BION TECHNOLOGIES, INC. a Colorado corporation ("BionTech"), BIONSOIL INC., a Colorado corporation ("BionSoil"), BION ENVIRONMENTAL TECHNOLOGIES, INC., a publicly held Colorado corporation ("Bion") and the purchasers of those certain Bion Dairy Corporation Series 2003 Convertible Promissory Notes (collectively, the "Purchasers"). Dairy, BionTech and BionSoil are all wholly owned subsidiaries of Bion and are collectively with Bion referred to in this Agreement as the "Debtors" and this Agreement is being executed and delivered by the Debtors for the benefit of the Purchasers.

     WHEREAS, Dairy is the issuer of those certain 2003 Series A Convertible Promissory Notes, which series is one of a multiple series of duly authorized issues of Bion Dairy Corporation 2003 Convertible Promissory Notes (the "Indebtedness");

     WHEREAS, the conversion prices of the various series of 2003 Convertible Promissory Notes may be different from each other, but all of the amounts due under all of the series of the 2003 Convertible Promissory Notes are intended to be secured by the same identical collateral which is to be shared in pari pasu by all of the holders of all of the 2003 Convertible Promissory Notes, irrespective of the date of issuance;

     WHEREAS, by execution of the Purchase Agreement each Holder has expressly consented to the granting of a security interest in the Collateral to the holders of additional series of 2003 Convertible Promissory Notes after the date hereof;

     WHEREAS, the maximum aggregate principal amount of the 2003 Series A Convertible Promissory Notes combined is $2,065,000 and the aggregate principal amount of all of the various series of 2003 Convertible Promissory Notes will be a maximum of $6,000,000;

     WHEREAS, all of the Debtors will realize a financial benefit from the proceeds of the 2003 Convertible Promissory Notes; and

     WHEREAS, in order to induce the Purchasers to enter into the Promissory Notes, and as security for the obligations arising under the Promissory Notes, the Debtors have agreed to execute and deliver this Agreement and to grant the security interests provided for herein.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     Each 2003 Convertible Promissory Note is individually referred to herein as a "Promissory Note" and collectively as the "Promissory Notes." Each of the 2003 Series A Convertible Promissory Notes will be issued pursuant to a Note Purchase Agreement among Dairy, Bion, the Holder and the other parties thereto (the "Purchase Agreement").

     1. Definitions. All terms used herein, unless otherwise defined herein, shall have the same meanings that such terms have in the Promissory Note and the related Note Purchase Agreement as in effect on the date hereof.

     2. Grant of Security Interest. As collateral security for (i) the prompt and complete payment and performance by the Debtors when due (whether at stated maturity, by acceleration or otherwise) of the principal of, premium, if any, and interest on the Promissory Note, (ii) any and all other amounts payable from time to time by the Debtors to the Purchasers under the Promissory Note, including, without limitation, increases in the amounts of or refinancings of or other changes to the Promissory Note and any other loans or other indebtedness that may be created by any amendment, supplement or other modification to, or restatement of, the Promissory Note, and (iii) the due and punctual performance of all of the obligations of the Debtors under this Agreement (all of the foregoing obligations are hereinafter collectively referred to as the "Obligations"):

     Each of the Debtors hereby grants, sells, assigns, conveys, mortgages, pledges, hypothecates and transfers to the Purchasers a security interest in the Debtors' respective and collective right, title and interest in, to and under the following items and types of property described or referred to below, whether now owned or hereafter acquired (all of which being hereinafter collectively referred to herein as the "Collateral"):

          (a) 4,000,000 shares of common stock of Bion Dairy Corporation owned by Bion which shares constitute all of the issued and outstanding stock of Dairy;

          (b) 3,459,997 shares of the common stock of Centerpoint Corporation ("Centerpoint"), which shares constitute in excess of 57% of the issued and outstanding shares of Centerpoint; and

          (c) All of the right, title and interest of the Debtors in and to their respective and collective intellectual property rights, patents, copyrights, trade secrets and know how, including without limitation the patents and other items listed on Schedule 1 attached hereto.

     3.  General Covenants of the Debtors.

          (a)  Upon the written request of the Purchasers, the Debtors will:

               (i) during the continuance of an Event of Default, if and to the extent determined by the Purchasers to be desirable and to protect the interests of the Purchasers, notify and serve a copy of this Agreement upon each obligor upon any credit or other obligation at any time owing to the Debtors in such manner as the Purchasers may specify;

               (ii) permit the Purchasers or their representatives, during normal business hours and upon reasonable prior notice, to inspect and make abstracts from its books and records pertaining to the Collateral;

               (iii) furnish the Purchasers, from time to time at the request of the Purchasers, with written statements and schedules further identifying and describing the Collateral in such detail as the Purchasers may reasonably require;

               (iv) advise the Purchasers promptly, in sufficient detail, of any substantial change in the Collateral, and of the occurrence of any event which would have a material adverse effect on the value of the Collateral or on the Purchasers' security interest therein;

               (v) comply in all respects with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, applicable to the Collateral or any part thereof or to the operation of the Debtors= business by the Debtors, the noncompliance with which could have a material adverse effect on the Collateral or the operation of such business, provided that the Debtors may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in the Purchasers' opinion, adversely affect its rights to the priority of their security interest in the Collateral; and

               (vi) perform and observe all covenants, restrictions and conditions contained herein providing for payment of taxes and otherwise relating to the Collateral.

          (b) For purposes of this Agreement, any of the following shall be considered to be an "Event of Default":

               (i) Any representation or warranty in this Agreement or in the Promissory Note, or in any certificate, statement or other document made or furnished to the Purchasers hereunder shall prove to have been incorrect, or shall be breached, in any material respect; or

               (ii) Default in the payment when due of the principal of, or any interest or fees on, the Promissory Note or any other amount payable to the Purchasers hereunder; or

               (iii) Default by the Debtors in the performance or observance of any of their agreements and covenants contained herein which remains unremedied for 120 or more days; or

               (iv) Any event of default or other event under any indenture, credit or loan agreement, note, or other agreement or instrument to which Dairy is a party and under which indebtedness an aggregate amount exceeding $250,000 is outstanding, or by which any such indebtedness is evidenced, shall have occurred which, with notice or lapse of time or both, would permit the holder or holders of any such indebtedness (or a trustee or bank on its or their behalf) to accelerate the maturity thereof or to enforce any lien provided for by any such indenture, agreement or instrument, as the case may be; or

               (v) Dairy shall be terminated, dissolved or liquidated (as a matter of law or otherwise) or proceedings shall be commenced by any person (including Dairy) with the consent of Dairy seeking the termination, dissolution or liquidation of Dairy; or

               (vi) Dairy shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

               (vii) Dairy shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in any involuntary case under the Bankruptcy Code, or

               (viii) Dairy shall not take any action (corporate or otherwise) for the purpose of effecting any of the foregoing; or

               (ix) A proceeding or case shall be commenced, without the application or consent of Dairy, in any court of competent jurisdiction seeking with respect to Dairy (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Dairy or of all or any substantial part of the assets thereof, or (iii) similar relief in respect of any of Dairy under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days, or an order for relief against Dairy shall be entered in an involuntary case under the Bankruptcy Code; or

               (x) A final judgment or judgments for the payment of money in excess of $250,000 in the aggregate shall be rendered by a court of record against Dairy, and Dairy shall not (i) be adequately bonded or insured against such judgment or judgments, or (ii) discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 10 days from the date of entry thereof and within said period of 10 days, or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

"Default" shall mean an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.

          c)  The Debtors will not, without the prior written consent of the
Purchasers:

               (i) permit any of the Collateral to be levied upon under legal process or to fall under any other Lien or encumbrance of whatever nature unless promptly discharged; or

               (ii) cause, permit or fail to take any action which may impair the security interests herein granted and/or intended to be granted hereby;

               (iii) sell, lease, transfer, assign (including by virtue of assignments by operation of law), mortgage, pledge or otherwise dispose of or encumber any of the Collateral except for dispositions or encumbrances in accordance with the terms hereof and except for dispositions in a non-material amount in the ordinary course of business, or permit any party other than the Purchasers to perfect any security interest in such Collateral, whether for purchase money or otherwise, except as permitted hereby; or

               (iv) permit any change in control of the ownership of the outstanding equity securities of Debtors, except for the issuance of shares to the Purchasers or its designee(s). For the purposes of this Agreement, the term "change in control" shall mean any change in the record or beneficial ownership of fifty percent or more of any class of the then issued and outstanding equity securities of the Debtors during any twelve month period.

          (d) Each of the Debtors will maintain its respective books and records at its chief place of business, and will not change its name, or the name under which it conducts its business, or its address without giving the Purchasers written notice thereof.

          (e) Dairy will preserve and maintain its legal existence and all of its rights and privileges material to its operation in the normal conduct of its business.

          (f) Dairy will comply with the requirements of all applicable laws, rules, regulations and orders (including, without limitation, environmental laws and regulations) of any governmental body or regulatory authority, a breach of which could have a material adverse effect on its financial condition or the business or prospects, except where contested in good faith and by proper proceedings if adequate reserves are maintained with respect to any liability (contingent or otherwise) which might arise in connection therewith.

          (g) Dairy will promptly give to the Purchasers notice in writing of all litigation and of all proceedings before any courts, arbitrators or governmental or regulatory agencies affecting the Collateral. Following the initial notice of each such litigation or proceeding, supplementary notices of all material developments in respect thereof shall be given from time to time in like manner.

          (h) Dairy will not create, incur or suffer to exist on a consolidated basis any indebtedness except: (a) the Obligations under this Agreement and the Promissory Notes; (b) amounts due as accounts payable (c) capital lease obligations and indebtedness secured by purchase money security interests; and (d) bank debt in any amount deemed reasonable and/or necessary by Dairy.

          (i) Dairy will operate all property owned or leased by it such that no obligation, including a clean-up obligation, shall arise or continue to exist under any environmental law or regulation, which obligation would constitute a lien or charge (prior to that in favor of the Purchasers) on any property of Dairy.

     4.  Further Assurances.

          (a) Each of the Debtors will, from time to time and at its own expense, promptly execute, acknowledge, witness and deliver and file and/or record, or cause the execution, acknowledgment, witnessing and delivery and the filing and/or recordation of, such specific and further assignments of Collateral and such other documents or instruments, and shall take or cause to be taken such other actions as shall be necessary or as the Purchasers may otherwise reasonably request, for the perfection against the Debtors and all third parties whomsoever of the security interest created hereby in the Collateral, in the properties covered thereby for the continuation and protection thereof, and promptly give to the Purchasers evidence satisfactory to the Purchasers of such action. Without limiting the generality of the foregoing, each of the Debtors shall, promptly upon the execution and delivery of this Agreement, and at any time or from time to time thereafter upon the request of the Purchasers, execute, acknowledge, witness and deliver such financing and continuation statements, notices and additional security agreements, make such notations on its records and take such other action as shall be necessary, or as the Purchasers may otherwise reasonably request, for the purpose of perfecting, maintaining or protecting such security interest of the Purchasers, and shall cause this Agreement, any amendment or supplement hereto or thereto and each such financing and continuation statement notice and additional security agreements to be filed or recorded in such manner and in such places as may be required by applicable law or as the Purchasers may reasonably request for such purpose. The Debtors hereby authorize the Purchasers to effect any filing or recording which the Purchasers have requested pursuant to this Section 4(a) without the signature of any of the Debtors, to the extent permitted by applicable law.

          (b) Without in any manner or to any extent or degree qualifying the obligations of the Debtors under Section 4(a) hereof, at any time and from time to time, upon the written request of the Purchasers, the Debtors shall promptly and duly execute, acknowledge, witness and deliver, or cause to be duly executed, acknowledged, witnessed and delivered, any and all such further instruments and documents, and take such further actions, as the Purchasers may reasonably request, to obtain for the Purchasers the full benefit of this Agreement and any supplemental security agreement thereto and of the rights and powers herein or therein granted.

     5. The Purchasers may, at any time and from time to time, at their option, after having given at least ten (10) days' prior notice of its intention to do so to the Debtors, perform any action which is undertaken by the Debtors to be performed by it hereunder but which the Debtors shall have failed to perform, and the Purchasers may take any other action which the Purchasers may deem reasonably necessary for the maintenance, preservation or protection of any of the Collateral or the security interests therein and the Purchasers is hereby irrevocably appointed attorney-in-fact of the Debtors for this purpose.

     6.  Representations and Warranties of the Debtors.

          (a) The Debtors jointly and severally represent and warrant to the Purchasers that the Debtors have rights in and good title to the Collateral and each of the Debtors has full power and authority to grant to the Purchasers the lien and security interest in the Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has already been obtained.

          (b) The Debtors further jointly and severally represent and warrant to the Purchasers that:

               (i) Fully executed documents (including, without limitation, Uniform Commercial Code financing statements) containing descriptions of the Collateral will be properly filed, recorded or registered in those governmental, municipal or other offices that are necessary to establish a valid, legal and perfected first priority security interest in favor of the Purchasers in respect of all the Collateral, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration will be necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of Uniform Commercial Code continuation statements.

               (ii) The security interest created hereby constitutes a valid, legal and perfected first priority security interest in all the Collateral securing payment and performance of the Obligations, subject only to statutory liens and liens for taxes not yet due or payable.

               (iii) Each of the Debtors has disclosed in writing to the Purchasers any trade names used to identify it in its business or in the ownership of its properties.

          (b) All representations and warranties of the Debtors contained in this Agreement shall survive the execution, delivery and performance of this Agreement until the termination of this Agreement.

          (c) The current chief place of business of the Debtors and the place where the Debtors currently keep books and records is 18 East 50th Street, 10th Floor, New York, New York 10022.

     7.  Remedies Upon an Event of Default.

          (a) If any Event of Default shall have occurred and shall be continuing for a period of 120 days after written notice thereof from the Purchasers to the Debtors (except with respect to the occurrence of one or more of the events specified in subparagraphs 3(v), 3(vii) and 3(viii) hereof, in which case no notice or any continuance of an Event of Default for any period of time shall be necessary), the Purchasers shall, subject to the provisions of Section 19 of this Agreement, have all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in the State of New York (the "UCC"), or other applicable law, including the power of sale upon notice, and all rights provided herein, all of which rights and remedies shall, to the fullest extent permitted by law, be cumulative.

          (b) The Purchasers shall apply the proceeds from the sale or other disposition of the Collateral pursuant to the provisions of this Section 7(b) and any other amounts held by it as Collateral hereunder in the following order:

               (i) FIRST, to the payment of its reasonable costs and expenses, if any (including, without limitation, reasonable attorneys' fees and expenses), in preserving their interests in such Collateral or in enforcing any remedies granted in or realizing against the security of, this Agreement or any disbursements by the Purchasers under Section 7 hereof and any other amounts owing to the Purchasers under this Agreement;

               (ii) SECOND, to the payment to the Purchasers of accrued and unpaid interest due and payable on the Promissory Notes made by the Debtors (whether at stated maturity, by acceleration or otherwise);

               (iii) THIRD, to the payment to the Purchasers of the outstanding principal amount due and payable on the Promissory Notes (whether at stated maturity, by acceleration or otherwise);

               (iv) FOURTH, to the payment of any other Obligations of the Debtors due and payable to the Purchasers on the date of such application; and

               (v) FIFTH, after the payment in full of all of the obligations (including those not due and payable at the time of the application referred to in clauses (i)-(iv) above), to the payment to the Debtors of any surplus then remaining from such proceeds or otherwise as a court of competent jurisdiction may direct.

          (c) The realization, sale or other disposition of all or substantially all of the Collateral by the Purchasers pursuant to this Section 7(c) shall be deemed to fully relieve and discharge each of the Debtors of all of their respective and collective Obligations hereunder and under the Promissory Notes and related Note Purchase Agreement.

     8. Possession by the Debtors Until an Event of Default. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement or in the other documents referred to herein, the Debtors will have the right to the possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of its business, subject to and upon the terms hereof.

     9. Purchases by the Purchasers. At any sale pursuant to Section 7(c) hereof, the Purchasers or its agents may, to the extent permitted by applicable law, bid for and purchase the Collateral offered for sale, and, upon compliance in full with the terms of such sale, may hold, retain and dispose of such property without further accountability therefor to the Debtors or any other party.

     10. Remedies Cumulative. Each right, power and remedy herein specifically granted to the Purchasers or otherwise available to it shall be cumulative, and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or otherwise; and each right, power and remedy, whether specifically granted herein or otherwise existing, may be exercised, at any time and from time to time as often and in such order as may be deemed expedient by the Purchasers in its sole and complete discretion; and the exercise or commencement or exercise of any right, power or remedy shall not be construed as a waiver of the right to exercise, at the same time or thereafter, the same or any other right, power or remedy. No delay or omission by the Purchasers in exercising any such right or power, or in pursuing any such remedy, shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Debtors or an acquiescence therein. No waiver by the Purchasers of any breach or default of or by the Debtors hereunder shall be deemed to be a waiver of any other or similar, previous or subsequent, breach or default.

     11. No Impairment. The terms of this Agreement and the obligations of the Debtors arising hereunder shall not be affected, modified or impaired in any manner or to any extent by: (i) the validity or enforceability of any of the other instruments or documents executed by the parties with respect hereto; (ii) any exercise or non-exercise of any right, power or remedy of the Purchasers under any of such instruments or documents referred to in clause
(i) above or arising at law; (iii) any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission with respect to the Promissory Notes or any of the instruments or documents referred to in clause (i) above; or (iv) any waiver by the Purchasers of any rights under this Agreement, whether or not the Debtors shall have had notice or knowledge of any of the foregoing and whether or not the Debtors shall have consented thereto.

     12. Successors and Assigns. This Agreement, and the terms and conditions hereof, shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Debtors may not assign any of its rights or obligations hereunder without the prior written consent of the Purchasers.

     13. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, provided that as to Collateral located in any jurisdiction other than the State of New York, the Purchasers shall have all the rights to which a secured party under the laws of such jurisdiction is entitled.

     14. Severability. In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained here shall not in any way be affected or impaired.

     15. Term. This Agreement shall continue in full force and effect until either (a) all the Obligations have been fully and indefeasibly paid in full and payment in full thereof has been acknowledged by the Purchasers or (b) the Purchasers realize ownership in and to the Collateral, whereupon this Agreement and the security interest granted hereunder shall terminate.

     16. Applicability of Regulatory or Governmental Rules and Regulations. Any provision herein to the contrary notwithstanding, no action shall be taken hereunder by the Purchasers with respect to any item of the Collateral unless and until all material applicable requirements of all federal or state or local laws, or rules and regulations of regulatory or governmental bodies applicable to or having jurisdiction over the Debtors, have been fully satisfied with respect to such action and there have been obtained such consents, approvals and authorizations (if any) as may be required to be obtained from any governmental authority under the terms of any license or similar operating right held by the Debtors and included in the Collateral.
It is the intention of the parties hereto that the security interests and liens of the Purchasers in and to the Collateral shall in all relevant aspects be subject to and governed by said statutes, rules and regulations and that nothing in this Agreement shall be construed so as to diminish the control exercised by the Debtors except in accordance with the provisions of such statutory requirements and rules and regulations. Each of the Debtors agrees that, upon request from time to time by the Purchasers, it will use its best efforts to obtain any governmental or regulatory consents, approvals or authorizations referred to in this Section 16.

     17. Notices. All notices and other communications provided for herein shall be by telephone or telecopy or in writing and shall be telephoned, telecopied, mailed or delivered to the intended recipients at the telecopier numbers or addresses set forth underneath each party's name on the signature page hereto. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of mailed notices, when actually received by the intended recipients, in each case addressed as aforesaid. Telephoned notices shall be promptly confirmed by the sender by letter or telecopy, provided that failure to confirm any such telephoned notice shall not affect its validity.

     18. Counterparts. This Agreement may be executed in any number of counterpart copies, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

     19. Amendments, Waivers, etc. This Agreement may not be amended orally, but may be amended, modified or supplemented only by a written instrument executed by all of the Debtors and the holders of a majority of principal value of the Promissory Notes.

     20. Headings. Descriptive headings appearing herein are included solely for convenience of reference and are not intended to affect the meaning or construction of any of the provisions of this Agreement.

     IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed as of the date and year first above written.

DEBTORS:


BION ENVIRONMENTAL TECHNOLOGIES, INC.,
 a Colorado corporation


By:___________________________
     Authorized Officer


BION DAIRY CORP0RATION
 a Colorado corporation


By:___________________________
     Authorized Officer


BION TECHNOLOGIES, INC.,
 a Colorado corporation


By:___________________________
     Authorized Officer

BIONSOIL, INC.,
 a Colorado corporation


By:___________________________
     Authorized Officer

Address for Notices to any of the Debtors:

18 East 50th Street, 10th Floor
New York, New York 10022

with copies to:

Krys Boyle, P.C.
Dominion Plaza, Suite 2700
South Tower
600 Seventeenth Street
Denver, Colorado 80202
Telecopier No.: (303) 893-2882
Attention: Stanley F.  Freedman, Esq.

and

Mark A. Smith, President
P.O. Box 566
Crestone, Colorado 81131
e-fax: 1-425-984-9702

                             SCHEDULE 1


U.S. Patents

US Pat No     date issued     Title

4,721,569     1/26/88         Phosphorus Treatment Process

5,078,882     1/7/92          Bioconversion Reactor and System

5,472,472     12/5/95         Animal Waste Bioconversion System

5,538,529     7/23/96         Bioconverted Nutrient Rich Humus
                              CIP of A3

5,626,644     5/6/97          Storm Water Remediatory Bioconversion
                              System
                              CIP of A3

5,755,852     5/26/98         Bioconverted Nutrient Rich Humus
                              CIP of A4


U.S. Patent Applications

Serial No.     date filed          Title

09/709,171     11/10/2000     Low Oxygen Organic Waste Bioconversion
                              System


PCT Applications

Application No.     date filed     Title

PCT/US01/46496      11/08/2001     Low Oxygen Organic Waste Bioconversion
System


Canadian Patents

C1     1,336,623     8/8/95        Aqueous Stream Treatment Process (Canada)


License Agreement

License Agreement dated January 31, 2002 between Biobalance A/S and Bion environmental Technologies, Inc. concerning U.S. Patent No. 5,906,746 owned by WTE Wassertechnik GmbH

General

All of the Debtors trade secrets, proprietary information and know-how.

All other intellectual property of the Debtors that is developed or acquired in the future.

                               PLEDGE AGREEMENT

     This Pledge Agreement ("Agreement") is entered into this date by and between Bion Environmental Technologies, Inc. ("Pledgor") and the purchasers of those certain Bion Dairy Corporation Series 2003 Convertible Promissory Notes (collectively the "Purchasers");

     WHEREAS the Pledgor is the owner of 4,000,000 shares (the "Dairy Shares") of the common stock of Bion Dairy Corporation, a Colorado corporation ("Dairy") and 3,459,997 shares (the "Centerpoint Shares") of the common stock of Centerpoint Corporation, a majority-owned subsidiary of Pledgor ("Centerpoint") (The Dairy Shares and the Centerpoint Shares are hereinafter collectively referred to as the "Shares");

     WHEREAS Dairy is selling to Purchasers Series 2003 Convertible Promissory Notes ("Notes"); and

     WHEREAS Pledgor has agreed to secure the payment of the Notes by the pledge of the Shares under the terms of this Agreement;

     NOW THEREFORE, IT IS AGREED AS FOLLOWS:

     Section 1. Grant of Security Interest. The Pledgor grants to the Purchasers a security interest in the Shares.

     Section 2. Possession. Contemporaneously herewith, the Pledgor has delivered to Anthony Orphanos ("Agent") a certificate evidencing the Shares ("Certificate"), together with a stock power endorsed in blank, to hold subject to terms of this Agreement.

     Section 3. Obligations of Agent. During the term of this Agreement, and for so long as Agent is in possession of the Certificate, Agent shall take reasonable care of the Certificate. Once the Pledgor has made payment in full on all of the principal and interest on the Notes and/or all of the Notes have been converted into common stock of Dairy, Agent shall re-deliver the Certificate to the Pledgor, together with the stock power endorsed by the Pledgor.

     Section 4. Representations and Warranties of Pledgor. The Pledgor represents and warrants to the Purchasers that:

          A. The Pledgor is the owner of the Shares, free and clear of liens, encumbrances, or other matters that might affect title to the Shares.

          B. The Pledgor has the full power to transfer the Shares pursuant to this Agreement, and, upon such transfer, the transferee shall take good and marketable title to the Shares free and clear of any claims, liens, encumbrances, or security interests.

     Section 5. Covenants of Pledgor. For as long as this Agreement is force and Agent is in possession of the Shares, the Pledgor agrees that:

          A. Pledgor will not grant any other lien or security interest with respect to the Shares.

          B. As long as the obligations secured by this Agreement remain outstanding, the Pledgor will not transfer, whether by sale, gift, or otherwise, any ownership interest in the Shares without Agent's prior written approval.

          C. Upon the reasonable request of Agent, the Pledgor will take all action and will execute all documents and instruments necessary or desirable to consummate and give effect to this Agreement.

     Section 6. Covenants of Pledgor Regarding Dairy and Centerpoint. Until the Notes are paid in full or converted into Common Stock, or unless otherwise directed in writing by the holders of a majority in principal amount of the outstanding Bion Dairy Corporation Series 2003 Convertible Promissory Notes, the Pledgor agrees to cause each of Dairy and Centerpoint to:

          A. Not amend or restate its articles of incorporation or bylaws or adopt a plan of liquidation or dissolution.

          B. Not declare or pay any dividend or distribution on any shares of its stock, make any other distribution on account of any shares of its stock or redeem, purchase or otherwise acquire, directly or indirectly, any shares of its stock; provided, however, that Pledgor and Centerpoint shall be permitted to cause all of the shares of Pledgor's Common Stock that are owned by Centerpoint to be distributed to the Centerpoint stockholders, at which time the shares of Pledgor's Common Stock that are distributed to Pledgor pursuant to such distribution shall be cancelled.

     Section 7. Proxy. The Pledgor irrevocably appoints Agent as attorney-in-fact and grants Agent a proxy to do (but Agent shall not be obligated and shall incur no liability to the Pledgor or any third party for failure to do
so), after and during the continuance of an Event of Default, any act that the Pledgor is obligated by this Agreement to do and to exercise such rights and powers as the Pledgor might exercise with respect to the Shares. With respect to voting the Shares, this Section constitutes an irrevocable appointment of a proxy, coupled with an interest, which shall continue until the Notes are paid in full and/or converted into common stock, in full.

     Section 8. Voting Shares. Except as otherwise limited by this Agreement, as long as no Event of Default shall have occurred, the Pledgor shall be entitled to vote the Shares.

     Section 9. Custody of Shares. If at any time with respect to the Shares, the Pledgor receives or becomes entitled to receive any dividend or any other distribution cash dividend, whether in securities or other property, by way of liquidation, stock split, spin-off, split-up or reclassification, combination of shares, or the like, or in case of any reorganization, consolidation, or merger, the Pledgor shall immediately deliver all such securities or property, in pledge, to Agent as security for the payment and performance of the obligations secured by this Agreement. The Pledgor shall immediately notify the Company to make all such payments directly to the Agent. The Agent may endorse, in Agent's name or in the name of the Pledgor, any and all instruments by which any payment on the Shares may be made and may take such action as the Agent may deem appropriate from time to time, in the Agent's name or in the name of the Pledgor, to enforce collection of the Shares. For such purpose, the Pledgor appoints the Agent as the attorney-in-fact of the Pledgor, under a power coupled with an interest, with full power of substitution.

     Section 10. Events of Default. For the purposes of his agreement, an "Event of Default" shall be as defined in the Security Agreement dated August 26, 2003 between the parties hereto.

     Section 11. Remedies. Upon the occurrence of any Event of Default, Agent may, in Agent's sole discretion and with or without further notice to the Pledgor, exercise the remedies set forth in the Security Agreement dated August 26, 2003, with respect to the shares.

     Section 12. Notices. Any notice under this Agreement shall be in writing and shall be effective when actually delivered in person or three days after being deposited in the U.S. mail, registered or certified, postage prepaid and addressed to the party at the address stated in this Agreement or such other address as either party may designate by written notice to the other.

     Section 13. Waiver. The waiver by either party of the breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

     Section 14. Assignment. Except as otherwise provided within this Agreement, neither party hereto may transfer or assign this Agreement without prior written consent of the other party.

     IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed as of August 26, 2003.

BION ENVIRONMENTAL TECHNOLOGIES, INC.,
  a Colorado corporation


By: __________________________________________
     Authorized Officer

BION DAIRY CORPORATION,
  a Colorado corporation


By: __________________________________________
     Authorized Officer

AGENT



By:_______________________________________________
     Anthony Orphanos

PURCHASERS:

1.  Stifel Nicolaus (Jonathan Berg)
2.  Anthony G. Orphanos
3.  David Mitchell
4.  Stephen Posner
5.  Harvey Blitz
6.  Jodi Kirsch
7.  Dennis Rosen
8.  David Mager
9.  Podell Trust
10. George and Ann Levinger
11. Virgina Casadonte
12. Chris-Dan LLC (Dominic Bassani)



                             BION DAIRY CORPORATION
                       ACCREDITED INVESTOR QUESTIONNAIRE



TO:     Bion Dairy Corporation

Ladies and Gentlemen:

     In connection with the undersigned's proposed investment in 2003 Convertible Promissory Notes ("Notes") of Bion Dairy Corporation ("Company"), the undersigned hereby acknowledges, represents and warrants to the Company as follows:

          (a) The undersigned understands that an investment in the Notes is available only to "Accredited Investors" as defined in Regulation D. The undersigned represents and warrants that he/she is an "Accredited Investor" because the undersigned is: (please initial the applicable category):

          i.  ______     A natural person (individual or married couple)
          whose individual net worth, or joint net worth with spouse, exceeds $1,000,000.

          ii. ______     A natural person whose individual income (exclusive
          of spouse's income) was in excess of $200,000 in each of the two most recent years or whose joint income with the undersigned's spouse was in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

          iii. _____     An employee benefit plan within the meaning of
          Title I of the Employee Retirement Income Security Act of 1974, the investment decisions for which are made by the undersigned as a plan fiduciary, as defined in Section 3(21) of such Act, and the undersigned is (_____) a bank, (_____) a savings and loan association, (_____) an insurance company, or (______) a registered investment advisor.

          iv. _____     An employee benefit plan within the meaning of Title
          I of the Employee Retirement Income Security Act of 1974 and either whose assets are in excess of $5,000,000 or which is a self-directed plan, with investment decisions made solely by an Accredited Investor.

          v. _____     A corporation, business trust or partnership, not
          formed for the specific purpose of acquiring Notes in the Company, with total assets in excess of $5,000,000.

          vi. ______     A trust, not formed for the specific purpose of
          acquiring Notes in the Company, which has total assets in excess of $5,000,000 whose purchase is directed by a "sophisticated person" as described in Regulation D Section 230.506(b)(2)(ii).

          vii. _____     An entity in which all of the equity owners are
          Accredited Investors as defined in Regulation D.

   If the last blank in Item iii. was checked or if Item vi. was checked, list the person or persons making all investment decisions. If Item vii. was checked, list all equity owners of the entity:
     _____________________________________________________________________

NOTE: IF ITEM iii., vi. or vii. WAS ANSWERED, THEN EACH OF THE INDIVIDUALS RESPONSIBLE FOR MAKING THE INVESTMENT DECISION (AS TO ITEMS iii. or vi.) AND EACH EQUITY OWNER OF THE ENTITY (AS TO ITEM vii.) MUST COMPLETE A SEPARATE COPY OF THIS SUBSCRIPTION AGREEMENT IN HIS INDIVIDUAL CAPACITY.

IN WITNESS WHEREOF, the undersigned represent(s) that the foregoing statements are true and correct and that he has (they have) executed this Accredited Investor Questionnaire this __________ of __________, 2003.




____________________________________     X___________________________________
Please Print Name                         Signature of Subscriber


                                         X___________________________________
Please Print Name                         Signature of Co-Owner